GUARANTY

THIS GUARANTY, is entered into as of August 9, 2006 by INNOPUMP , INC., a Nevada corporation ( the “Guarantor”), in favor of and for the benefit of MELLON HBV MASTER U.S. EVENT DRIVEN FUND, L.P. and MELLON HBV GLOBAL EVENT DRIVEN FUND, L.P. (collectively, the “Investor”).

RECITALS

Pursuant to the terms, and subject to the conditions, of a Securities Purchase Agreement dated the date hereof (the “Securities Purchase Agreement”) between Carsunlimited.com, Inc., a Nevada corporation (the “Borrower”), and the Investor, the Investor will purchase senior secured redeemable convertible promissory notes of the Borrower in the aggregate principal amount of $7,500,000 (the “Notes”).

Simultaneously with or immediately after the purchase of the Notes by the Investor, the Guarantor will enter into a merger transaction (the “Merger”) with Pump Acquisition Corp., a subsidiary of the Borrower, and become a subsidiary of the Borrower. As a party to the Merger, the Guarantor is receiving a direct or indirect benefit from the opportunity of the Merger and/or the purchase proceeds of the Notes, and even if the Merger does not consummate or is deemed ineffective or invalid thereafter for any reason, the opportunity of, or related to, the Merger constitutes a valuable benefit and consideration to the Guarantor. The Investor is not willing to provide to, or otherwise make investment in, the Borrower unless, as one of the conditions to the purchase of the Notes from the Borrower by the Investor, the Guarantor unconditionally guarantees the payment the Notes and performance of obligations under any other Investment Documents (defined hereinafter) by the Borrower to the Investor. At the request of Borrower and as an inducement to the Investor to purchase the Notes, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantor enters into this Guaranty in favor of the Investor. Accordingly, the Guarantor hereby agrees as follows:

1. Guaranty.

The Guarantor hereby unconditionally and irrevocably guarantees to the Investor, and its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due of all its obligations, liabilities and indebtedness under the Notes, the Securities Purchase Agreement and any other agreement of the Borrower referred to in the Securities Purchase Agreement (the Notes, the Securities Purchase Agreement, any other such agreement and the security agreement entered into by the Guarantor in favor of the Investor pursuant to the Securities Purchase Agreement are herein collectively referred to as the “Investment Documents”), whether by lapse of time, by acceleration of maturity or otherwise. The Guarantor hereby unconditionally and irrevocably covenants and agrees that the Borrower and the Guarantor, jointly and severally, are liable for the obligations guaranteed hereunder as primary obligors. In the event any Investment Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Borrower or any of their properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Guarantor’s obligations hereunder shall continue to the same extent as if such Investment Document had not been so rejected.

(a) If all or any part of the payment or obligations guaranteed hereunder shall not be punctually paid or performed when due, whether at demand, maturity, acceleration or otherwise, the Guarantor shall, immediately upon demand by an Investor, and without presentment, protest, notice of dishonor, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay such due amount in lawful money of the United States of America, or perform such due obligations, to such Investor. Such demands may be made at any time coincident with or after the time for payment of all or part of the obligations guaranteed hereunder, and may be made from to from with respect to the same or different items of obligations guaranteed hereunder. Such demand shall be deemed made, given and received in accordance with the notice and the waiver provisions hereof.

(b) The Guarantor agrees to pay all reasonable costs, expenses (including, without limitation, attorneys’ fees and disbursements) and damages incurred in connection with the enforcement of the Guaranty to the extent that such costs, expenses and damages are not paid by the Borrower pursuant to the respective Investment Documents.

(c) The Guarantor further agrees that if any payment made by the Borrower or the Guarantor to the Investor on this Guaranty is rescinded, recovered from or repaid by the Investor, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower or Guarantor, this Guaranty shall continue to be fully effective to the same extent as though the payment so recovered or repaid had never originally been made on the Guaranty of, and, without giving effect to, any discharge or release of the Guarantor’s obligations hereunder granted by the Investor after the date hereof.

2. Guaranty Continuing, Absolute, Unconditional. The obligations of the Guarantor hereunder shall be a continuing, absolute, unlimited and unconditional guaranty of payment and performance and not merely a guaranty of collection, and shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Investor or the Borrower or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense. This Guaranty may not be revoked by the Guarantor and shall continue to be effective with respect to any guaranteed obligations arising or created after any attempted revocation by the Guarantor.

3. Waivers. The Guarantor unconditionally and irrevocably waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in Section 2; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranty or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under any Investment Document; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of any Investment Document, including, without limitation, diligence in collection or protection of or realization upon the Guaranty or any part thereof or any collateral therefor; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by the Borrower under any Investment Document; (f) the occurrence of every other condition precedent to which the Guarantor or the Borrower may otherwise be entitled; (g) the right to require the Investor to proceed against the Borrower or any other person liable on the Guaranty, to proceed against or exhaust any security held by the Borrower or any other person, or to pursue any other remedy in the Investor’s power whatsoever; (h) the right to have the property of the Borrower first applied to the discharge of the Guaranty; (i) any right or requirement to enforce the Investor’s rights against any security, collateral, or other assurance of payment which shall ever have been to secure the payment and performance of the obligations of the Borrower or the Guarantor or to exhaust any remedies available to the Investor against any such security, collateral, or assurance; (j) any right or requirement to enforce the Investor’s rights against any other guarantors or co-guarantors of the obligations guaranteed hereunder; and (k) until such time that the Guaranty has been indefeasibly paid in full, any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Investor) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Borrower or any other party liable for payment of any or all of the Guaranty for any payment made by the Guarantor under or in connection with this Guaranty or otherwise. The Investor may, at its election, exercise any right or remedy it may have against the Borrower without affecting or impairing in any way the liability of the Guarantor hereunder and the Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Borrower, whether resulting from such election by the Investor or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Borrower to the Investor for the Guaranty. The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Guaranty and agrees that the Investor shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Guarantor acknowledges that the Investor has not made any representations to the Guarantor concerning the financial condition of the Borrower.

4. Other Security. The Guarantor hereby consents and agrees that the obligations of the Guarantor hereunder shall not be released, diminished, impaired, reduced or adversely affected by, and Guarantor hereby waives any common law, equitable, statutory or other rights which the Guarantor might otherwise have as a result of or in connection with, (a) the taking or accepting of any security, collateral or guaranty or other assurance of payment, for all or any part of the obligations guaranteed hereunder, (b) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the obligations guaranteed hereunder.

5. Parties. This Guaranty shall inure to the benefit of the Investor and its successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. Guarantor may not delegate any of Guarantor’s duties under this Guaranty without the prior written consent of the Investor.

6. Notices. Notices to the Investor and to the Guarantor shall be given to each at the respective addresses set forth in the security agreement pertaining to this Guaranty entered into between them, or at such other address as may subsequently be specified in a notice given pursuant to the provisions of this Section.

7. Right to Deal with the Borrower. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, the Investor may deal with the Borrower in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Borrower, without notice or demand and without affecting the Guarantor’s liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under any Investment Document or any other document evidencing obligations of the Borrower to the Investor, or to waive any obligation of the Borrower to perform, any act or acts as the Investor may deem advisable.

8. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST THE GUARANTOR AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT THE GUARANTOR IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION. THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON THE GUARANTOR BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE INVESTMENT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9. Miscellaneous.

(a) If any term of this Guaranty or any application hereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

(b) Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Investor. No notice to or demand on the Guarantor shall be deemed to be a waiver of the obligations of the Guarantor or of the right of the Investor to take further action without notice or demand as provided in this Guaranty. No course of dealing between the Guarantor and the Investor shall change, modify or discharge, in whole or in part, this Guaranty or any obligations of the Guarantor hereunder. No waiver of any term, covenant or provision of this Guaranty shall be effective unless given in writing by the Investor and if so given shall only be effective in the specific instance in which given.

(c) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

(d) No delay or omission by the Investor in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

(e) The execution and delivery of this Guaranty shall not supersede, terminate, modify or supplement in any manner any other guaranty previously executed and delivered to the Investor by the Guarantor and no release or termination of any guaranty shall be construed to terminate or release any other guaranty unless such guaranty is specifically referred to in any such termination.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the day and year first above written.

GUARANTOR:

INNOPUMP, INC.

By:

Name:
Title: